Exhibit 99

For Immediate Release	Contact Information
Monday, August 8, 2005	Investors: Roberto R. Thomae
(210) 496-5300 ext. 214, bthomae@txco.com
Media: Paul Hart
(210) 496-5300 ext. 264, pdhart@txco.com

The Exploration Company Reports Financial Results

SAN ANTONIO -- Aug. 8, 2005 -- The Exploration Company (Nasdaq:TXCO) today reported financial results for the second quarter and first half of 2005. Highlights include:
- Record assets of $125 million. - Record revenues. - Continued strong cash flow. - Higher commodity sales volumes.

          For the quarter ended June 30, revenues were $15.5 million, a 6 percent increase from $14.6 million in the 2004 period. Both commodity sales volumes and prices were higher than in the April-June 2004 period, partially offset by lower gas gathering revenues. Assets at June 30 were a record $124.6 million, up 9 percent from $114.2 million at year-end 2004.

          The Company recorded a net loss of $1.0 million for the quarter, equal to $0.04 per share, compared with net income of $372,000, or $0.01 per share, for second-quarter 2004. All per-share amounts are on a diluted basis. The quarterly loss was due primarily to non-cash adjustments, including depletion and derivative mark-to-market losses, plus dry hole costs and higher operating costs. Excluding the derivative losses, the net loss for the quarter would have been $397,000. The derivatives were placed in connection with TXCO's existing credit facility. The Company did not use derivatives in the 2004 periods. Income from operations was $568,000, compared with $1.1 million in the year-earlier period.

          For the 2005 first half, revenues rose to a record $30.1 million, up 16 percent from $26.0 million for the first six months of 2004. Income from operations was $1.7 million, compared with $2.0 million a year earlier. Commodity sales and prices, and gas gathering revenues, were higher for the half.

          Due primarily to non-cash adjustments, including a mark-to-market derivative loss of $3.7 million, and depletion and dry hole costs mentioned above, TXCO recorded a $4.3 million net loss for the half, equal to $0.15 per share. Net income in the first half of 2004 was $441,000, or $0.02 per share. Excluding the derivative losses, the Company's net loss for the half would have been $135,000.

-- More --

          Net cash provided by operating activities for the first half was $9.6 million, up from $5.2 million recorded in the year-earlier period. Excluding changes in operating assets and liabilities, cash flow from operations was $10.2 million, up 51 percent from $6.7 million for the first half of 2004. Ebitdax -- earnings before income taxes, interest, depreciation, depletion, amortization, impairment, abandonment and exploration expense -- rose to $10.3 million, a 21 percent increase from $8.5 million in the prior-year period. Ebitda -- Ebitdax less exploration expense -- rose to $9.0 million from $7.8 million in the 2004 period. See the TXCO Web site at www.txco.com for a reconciliation of non-GAAP financial measures.

Management's Perspective

          "Commodity prices and sales volumes continue to rise, giving us strong cash flows and Ebitda," said President and CEO James E. Sigmon. "However, our hedges, coupled with these record commodity prices, impacted our earnings negatively. Successful efforts accounting requires us to put certain dryhole costs we incur behind us immediately as we move ahead. I expect our trend of higher production and reserves to continue as we move ahead with the ambitious drilling program we have under way."

About The Exploration Company

          The Exploration Company is an independent oil and gas enterprise with interests primarily in the Maverick Basin of Southwest Texas. The Company has a consistent record of long-term growth in its proved oil and gas reserves, leasehold acreage position, production and cash flow through its established exploration and development programs. Its business strategy is to build shareholder value by acquiring undeveloped mineral interests and internally develop a multi-year drilling inventory through the use of advanced technologies, such as 3-D seismic and horizontal drilling. The Company accounts for its oil and gas operations under the successful efforts method of accounting and trades its common stock on the Nasdaq Stock Market under the symbol "TXCO."

Forward-Looking Statements

          Statements in this press release that are not historical, including statements regarding TXCO's or management's intentions, hopes, beliefs, expectations, representations, projections, estimations, plans or predictions of the future, are forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements include those relating to oil and gas prices, capital expenditures, production levels, drilling plans, including the timing, number and cost of wells to be drilled, projects and expected response, and establishment of reserves. It is important to note that actual results may differ materially from the results predicted in any such forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainty, including without limitation, the costs of exploring and developing new oil and natural gas reserves, the price for which such reserves can be sold, environmental concerns affecting the drilling of oil and natural gas wells, as well as general market conditions, competition and pricing. More information about potential factors that could affect the Company's operating and financial results is included in TXCO's annual report on Form 10-K for the year ended Dec. 31, 2004, and its Form 10-Q for the quarter ended March 31, 2005. These and all previously filed documents are on file at the Securities and Exchange Commission and can be viewed on TXCO's Web site at www.txco.com. Copies are available without charge, upon request from the Company.

(Financial Information and Selected Operational Tables Follow)

THE EXPLORATION COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	June 30, 2005	December 31, 2004

Assets

Current Assets:
Cash and equivalents	$1,883,321	$3,118,328
Accounts receivable, net	8,922,955	8,985,373
Prepaid expenses and other	1,708,006	800,045
Accrued derivative asset - current	-	133,971

Total Current Assets	12,514,282	13,037,717

Property and Equipment, net - successful efforts method of accounting for oil and gas properties	105,574,109	94,836,476

Other Assets:
Deferred tax asset	5,246,876	5,232,718
Other assets	1,220,656	1,130,413

Total Other Assets	6,467,532	6,363,131

Total Assets	$124,555,923	$114,237,324

THE EXPLORATION COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	June 30, 2005	December 31, 2004

Liabilities and Stockholders' Equity

Current Liabilities:
Accounts payable, trade	$11,107,254	$10,339,934
Other payables and accrued liabilities	7,811,822	5,449,553
Derivative settlements payable	94,350	49,185
Accrued derivative obligation - current	2,533,617	-
Undistributed revenue	1,224,783	1,062,000
Current portion of long-term debt	170,560	1,666,466

Total Current Liabilities	22,942,386	18,567,138

Long-term Liabilities:
Long-term debt, net of current portion	24,399,237	17,099,237
Accrued derivative obligation - long-term	1,481,607	-
Redeemable preferred stock, Series B (redemption value - $16 million)	11,441,812	10,991,308
Accrued dividends - preferred stock	297,726	217,728
Asset retirement obligation	1,738,220	1,679,600

Total Long-Term Liabilities	39,358,602	29,987,873

Stockholders' Equity:
Preferred stock, authorized 10,000,000 shares Series A, -0- shares issued and outstanding; Series B, 16,000 shares issued and outstanding	-	-
Common stock, par value $.01 per share; authorized 50,000,000 shares; issued 28,465,363 and 28,110,363 shares, outstanding 28,365,563 and 28,010,563 shares	284,653	281,103
Additional paid-in capital	85,302,805	84,010,730
Accumulated deficit	(22,684,251)	(18,363,513)
Less treasury stock, at cost, 99,800 shares	(246,007)	(246,007)
Accumulated other comprehensive loss	(402,265)	-

Total Stockholders' Equity	62,254,935	65,682,313

Total Liabilities and Stockholders' Equity	$124,555,923	$114,237,324

THE EXPLORATION COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
	Three Months Ended	Three Months Ended
	June 30, 2005	June 30, 2004

Revenues
Oil and gas sales	$8,877,301	$6,956,443
Gas gathering operations	6,579,597	7,666,582
Other operating income	14,410	1,484

Total Revenues	15,471,308	14,624,509

Costs and Expenses
Lease operations	1,722,839	1,428,241
Production taxes	529,301	455,660
Exploration expenses	838,841	575,385
Impairment and abandonments	590,432	516,900
Gas gathering operations	6,249,948	7,040,536
Depreciation, depletion and amortization	3,627,724	2,437,143
General and administrative	1,344,256	1,027,040

Total Costs and Expenses	14,903,341	13,480,905

Income from Operations	567,967	1,143,604

Other Income (Expense)
Derivative settlements loss	(284,634)	-
Derivative mark to market loss	(336,546)	-
Interest income	12,011	15,487
Interest expense	(932,306)	(727,910)
Loan fee amortization	(19,960)	(53,695)

Total Other Income (Expense)	(1,561,435)	(766,118)

Income before income taxes and minority interest	(993,468)	377,486

Minority interest in income of subsidiaries	-	19,823

Income before income taxes	(993,468)	397,309
Income tax expense	(24,999)	(25,000)

Net (Loss) Income	$(1,018,467)	$372,309

(Loss) Earnings Per Share
Basic (loss) earnings per share	$(0.04)	$0.02

Diluted (loss) earnings per share	$(0.04)	$0.01

THE EXPLORATION COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
	Six Months Ended	Six Months Ended
	June 30, 2005	June 30, 2004

Revenues
Oil and gas sales	$16,560,764	$13,111,625
Gas gathering operations	13,506,991	12,875,475
Other operating income	20,536	4,806

Total Revenues	30,088,291	25,991,906

Costs and Expenses
Lease operations	3,408,345	2,675,627
Production taxes	990,738	842,240
Exploration expenses	1,351,031	749,782
Impairment and abandonments	1,154,826	1,033,800
Gas gathering operations	12,821,906	11,934,670
Depreciation, depletion and amortization	6,108,920	4,772,440
General and administrative	2,523,470	2,032,661

Total Costs and Expenses	28,359,236	24,041,220

Income from Operations	1,729,055	1,950,686

Other Income (Expense)
Derivative settlements loss	(453,115)	-
Derivative mark to market loss	(3,732,773)	-
Interest income	23,968	19,411
Interest expense	(1,801,818)	(1,457,903)
Loan fee amortization	(36,058)	(58,951)

Total Other Income (Expense)	(5,999,796)	(1,497,443)

Income before income taxes and minority interest	(4,270,741)	453,243

Minority interest in income of subsidiaries	-	37,983

Income before income taxes	(4,270,741)	491,226
Income tax expense	(49,998)	(50,000)

Net (Loss) Income	$(4,320,739)	$441,226

(Loss) Earnings Per Share
Basic (loss) earnings per share	$(0.15)	$0.02

Diluted (loss) earnings per share	$(0.15)	$0.02

THE EXPLORATION COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
	Six Months Ended	Six Months Ended
	June 30, 2005	June 30, 2004

Operating Activities
Net (loss) income	$(4,320,739)	$ 441,226
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation, depletion and amortization	6,108,920	4,772,440
Impairment and abandonments	1,154,826	1,033,800
Minority interest in income of subsidiaries	-	(37,983)
Non-cash derivative mark to market loss	3,732,773	-
Non-cash interest expense and accretion of liability - redeemable preferred stock	530,502	535,238
Changes in operating assets and liabilities:
Receivables	62,417	(5,263,582)
Prepaid expenses and other	(998,203)	(766,407)
Accounts payable and accrued expenses	3,337,538	4,512,923

Net cash provided by operating activities	9,608,034	5,227,655

Investing Activities
Development and purchases of oil and gas properties	(17,924,293)	(13,026,412)
Purchase of other equipment	(18,467)	(150,618)
Changes in minority interests	-	59,398

Net cash used by investing activities	(17,942,760)	(13,117,632)

Financing Activities
Proceeds from issuance of common stock, net of expenses	1,295,625	18,452,125
Proceeds from long-term debt obligations	7,300,000	-
Payments on long-term debt obligations	-	(7,900,763)
Payments on installment obligations	(1,618,369)	(1,606,541)
Proceeds from installment obligations	122,463	116,739

Net cash provided by financing activities	7,099,719	9,061,560

Change in Cash and Equivalents	(1,235,007)	1,171,583

Cash and equivalents at beginning of period	3,118,328	6,180,560

Cash and Equivalents at End of Period	$1,883,321	$7,352,143

THE EXPLORATION COMPANY SELECTED OPERATING DATA

	Three Months Ended		Six Months Ended
	June 30, 2005	June 30, 2004	June 30, 2005	June 30, 2004

Net cash provided in operating activities	$7,147,825	$1,395,322	$9,608,034	$5,227,655

Ebitdax *	5,624,963	4,692,855	10,343,832	8,544,691

Ebitda *	4,786,122	4,117,470	8,992,801	7,794,909

Debt to asset ratio	31.7%	23.8%	31.7%	23.8%

Sales

Oil:
Sales, in barrels (BO)	80,711	65,696	155,553	147,149
Average sales price per barrel	$49.79	$34.70	$47.86	$33.20

Natural Gas:
Sales, in Mcf	710,029	782,926	1,403,500	1,421,576
Average sales price per Mcf	$6.84	$5.98	$6.50	$5.79

Equivalent Basis:
Production in BOE	199,049	196,084	389,470	384,078
Average sales price per BOE	$44.60	$35.48	$42.52	$34.14

Sales in Mcfe	1,194,295	1,176,502	2,336,818	2,304,470
Average sales price per Mcfe	$7.43	$5.91	$7.09	$5.69

Other Operating Data
Total lifting costs	$2,252,140	$1,883,902	$4,399,083	$3,517,867
Lifting costs per Mcfe	$1.89	$1.60	$1.88	$1.53

Sales volume - oil properties - barrels	72,588	60,689	140,762	136,460
Lifting costs-oil (Incl Prod & Sev Tax)	$1,147,020	$874,245	$2,212,767	$1,816,605
Lifting costs per Barrel	$15.80	$14.41	$15.72	$13.31

Sales volume - gas properties - Mcf	650,428	775,320	1,314,211	1,408,244
Lifting costs-gas (Incl Prod & Sev Tax)	$1,105,120	$1,009,657	$2,186,316	$1,701,536
Lifting costs per Mcf	$1.70	$1.30	$1.66	$1.21

Sales volume excluding CBM properties - Mcf	647,013	769,110	1,303,168	1,395,132
Lifting costs excluding CBM activities	$1,043,313	$912,058	$2,015,354	$1,490,084
Lifting costs per Mcf excluding CBM activities	$1.61	$1.19	$1.55	$1.07

Depletion cost per BOE	$17.96	$12.14	$15.41	$12.14

Depletion cost per Mcfe	$2.99	$2.02	$2.57	$2.02

* Please see TXCO's Web site at www.txco.com for a reconciliation of these non-GAAP financial measures.